                            CROSS REFERENCE SHEET
                    OFI TREMONT CORE STRATEGIES HEDGE FUND
                         PARTS A AND B OF PROSPECTUS

Item No.                 Caption                    Location in Prospectus
--------                 -------                    ----------------------
   1.      Outside Front Cover Page........... Outside Front Cover Page
   2.      Inside Front and Outside Back
           Cover Page......................... Inside Front and Outside Back
                                               Cover Page
   3.      Fee Table and Synopsis............. Summary of Fund Expenses
   4.      Financial Highlights............... Not Applicable
   5.      Plan of Distribution............... Outside Front Cover Page;
                                               Distribution Arrangements;
                                               Investor Servicing Arrangements
   6.      Selling Shareholders............... Not Applicable
   7.      Use of Proceeds.................... Use of Proceeds
   8.      General Description of the          Outside Front Cover Page;
           Registrant......................... Prospectus Summary--The Fund;
                                               General Information
   9.      Management......................... Management of the Fund; Use of
                                               Proceeds
   10.     Capital Stock, Long-Term Debt, and
           Other Securities................... Distribution Arrangements
   11.     Defaults and Arrears on Senior      Not Applicable
           Securities.........................
   12.     Legal Proceedings.................. Not Applicable
   13.     Table of Contents of the Statement
           of Additional Information.......... Table of Contents of Statement
                                               of Additional Information (SAI)
   14.     Cover Page of SAI.................. Cover Page (SAI)
   15.     Table of Contents of SAI........... Table of Contents (SAI)
   16.     General Information and History.... General Information (SAI)
   17.     Investment Objective and Policies.. Investment Objective and
                                               Principal Strategies; Additional
                                               Investment Policies (SAI)
   18.     Management......................... Management of the Fund; Board of
                                               Trustees (SAI); Investment
                                               Advisory and Other Services (SAI)
   19.     Control Persons and Principal
           Holders of Securities.............. Not Applicable
   20.     Investment Advisory and Other       Investment Advisory and Other
           Services........................... Services (SAI)
   21.     Brokerage Allocation and Other      Brokerage (SAI)
           Practices..........................
   22.     Tax Status......................... Taxes; Tax Aspects (SAI)
   23.     Financial Statements............... Financial Statements (SAI)